Exhibit 10.64

AMENDMENT NUMBER ONE TO THE ING AMERICAS SEVERANCE PAY

PLAN, AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2008

WHEREAS, Section 4.2 of the ING Americas Severance Pay Plan, as amended and restated effective as of January 1, 2008 (the “Plan”) reserves to ING North America Insurance Corporation (the “Company”) the power to amend the Plan; and

WHEREAS, the Company has decided to amend the Plan, effective October 1, 2008, to modify the definition of “Highly Leveraged Employee” as it applies to certain employees of ING Investment Management, LLC.

NOW, THEREFORE, BE IT RESOLVED the Company hereby amends the Plan effective October 1, 2008, as follows:

1. Effective October 1, 2008, Section 1.12, definition of Highly Leveraged Employee is hereby amended to read as follows:

Section 1.12, Highly Leveraged Employee means generally those employees who are not eligible for participation in a regular broad-based annual Company incentive bonus program for salaried employees and are eligible for a “production” or performance-based bonus that is payable on a regular basis throughout the year (bi-weekly, semi-monthly, monthly, quarterly, semi-annually), when the performance-based bonus program is designed to represent a significant portion of the Eligible Employee’s compensation. Notwithstanding anything herein to the contrary, the only employees of ING Investment Management, LLC who shall be considered a “highly leveraged” employee are (a) those employees who hold positions of internal wholesaler, external wholesaler, hybrid wholesaler, business development employees, and distribution management staff, and (b) who otherwise meet the foregoing guidelines in this Section 1.12. No other employee of ING Investment Management, LLC shall be considered a “highly leveraged” employee, irrespective of how that Eligible Employee is compensated. The Company, in its sole discretion, shall designate which employees are “highly leveraged” pursuant to the foregoing guidelines.

2. Except as expressly amended by this Amendment Number One, the provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment Number One to be signed by its duly authorized officer effective as of the date last executed below.

ING North America Insurance Corporation

By:	/s/ W. Delahanty
W. Delahanty
Head of Rewards and Operations

Date:	October 20, 2008